Exhibit 10.3

FORM OF SHAREHOLDER’S AGREEMENT

This SHAREHOLDER’S AGREEMENT (this “Agreement”), dated as of    , 2026, is entered into by and between EagleRock Land, LLC, a Texas limited liability company (the “Company”) and the shareholder identified on the signature page hereto (the “Sponsor”).

WHEREAS, in connection with, and effective upon, the completion of the Company’s IPO (as defined below), the Sponsor and the Company desire to enter into this Agreement to set forth certain understandings between themselves.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person; provided that, for purposes of this Agreement, the Sponsor shall not be deemed to be an Affiliate of the Company and its Affiliates.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings. For the avoidance of doubt, for purposes of this Agreement, the Sponsor is deemed to Beneficially Own the Common Shares owned by it.

“Board” means the Board of Directors of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company, dated as of December 1, 2025.

“Class A Shares” means Class A Shares representing limited liability interests of the Company.

“Class B Shares” means Class B Shares representing limited liability interests of the Company.

“Common Shares” means the Class A Shares and Class B Shares, considered as a single class.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Distributee” has the meaning set forth in Section 2.1(c).

“IPO” means the initial public offering of Class A Shares by the Company.

“LLCA” means the First Amended and Restated Company Agreement of the Company, dated as of even date herewith, as may be amended from time to time.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to Common Shares, (ii) causing the adoption of shareholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments and (iv) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Parties” means the Company and the Sponsor.

“Permitted Transferee” means any Affiliate of the Sponsor; provided that each such transferee shall execute a joinder agreement to this Agreement agreeing to be bound by the terms of this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Proceeding” has the meaning set forth in Section 4.7.

“Selected Courts” has the meaning set forth in Section 4.7.

“Sponsor” means.

“Sponsor Director” means any individual whom the Sponsor shall designate pursuant to Section 2.1(c) and who is thereafter elected to the Board to serve as a director.

“Sponsor Representative” has the meaning set forth in Section 4.11.

“Trigger Event” has the meaning set forth in the LLCA.

Section 1.2 Rules of Construction.

(a) Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (ii) references to Articles and Sections refer to articles and sections of this Agreement; (iii) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (viii) references to any Person include such Person’s successors and permitted assigns; and (ix) references to “days” are to calendar days unless otherwise indicated.

(b) The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

(c) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted or caused this Agreement to be drafted.

ARTICLE II

GOVERNANCE MATTERS

Section 2.1 Designees.

(a) Upon the closing of the IPO, the Board shall consist of seven directors, including Richard H. Coats, Michael W. Wallace, Jim Nelson, Jeff Lott, Stephanie Reed, Greg Pipkin Jr. and    , of which     shall constitute the initial Sponsor Director(s) for purposes of this Agreement. Until the Trigger Event, the Board shall consist of a single class of directors, with the initial term of office to expire at the next annual meeting of the shareholders following the date hereof. Following the Trigger Event, the Board will be divided into three classes of directors serving staggered three-year terms. Subject to Section 2.1(e), each director will be removable only for “cause” as set forth in the LLCA.

(b) Upon the closing of the IPO, the Audit Committee of the Board shall be comprised of    ,      and    .

(c) Sponsor Designees. Following the closing of the IPO, subject to Section 2.1(d), the Sponsor shall have the right, but not the obligation, to designate for nomination to the Board the following number of directors:

(i) three (3) directors for so long as the Sponsor Beneficially Owns at least 30% of the outstanding Common Shares;

(ii) two (2) directors for so long as the Sponsor Beneficially Owns less than 30% but at least 20% of the outstanding Common Shares; and

(iii) one (1) director, for so long as the Sponsor Beneficially Owns less than 20%, but at least 10%, of the outstanding Common Shares.

For purposes of this Section 2.1(c), the Sponsor will be deemed to Beneficially Own outstanding Common Shares owned, directly or indirectly, by (i) the Sponsor and (ii) any member or partner of the Sponsor to whom the Sponsor distributes Common Shares (each, a “ Distributee”), without double counting any Common Shares owned by Affiliates. For the avoidance of doubt, the Sponsor shall not be deemed to Beneficially Own Common Shares that are transferred other than pursuant to the preceding sentence or that are transferred or distributed by a Distributee.

If the authorized size of the Board is increased or decreased at any time to constitute other than seven directors, then the Sponsor’s nomination rights under this Section 2.1(c) shall be proportionately increased or decreased, respectively, rounded to the nearest whole number; provided that such adjustment shall not reduce the number of directors the Sponsor is entitled to nominate to fewer than the number set forth in this Section 2.1(c), as long as the Sponsor maintains the required Beneficial Ownership set forth herein.

For the avoidance of doubt, the rights granted to the Sponsor to designate directors to the Board are additive to, and not intended to limit in any way, the rights that the Sponsor or its Affiliates may have to nominate, elect or remove directors under the Company’s Certificate of Formation, LLCA or the Texas Business Organizations Code.

The Company agrees, to the fullest extent permitted by applicable law, to take all Necessary Action to effectuate the designation and other rights set forth in this Section 2.1, and not to take any action that would be reasonably expected to result in any of such rights not becoming effectuated, including by: (A) including the persons designated pursuant to this Section 2.1 in the slate of nominees recommended by the Board for election at any meeting of shareholders called for the purpose of electing directors; (B) nominating and recommending each such individual to be elected as a director as provided herein; and (C) soliciting proxies or consents in favor thereof. The Company is entitled to identify each such individual nominated pursuant to Section 2.1(c) as a Sponsor Director pursuant to this Agreement.

(d) [Of the directors designated by the Sponsor pursuant to Section 2.1(c), at least two of the Sponsor’s director designees (or if the Sponsor is designating a director pursuant to Section 2.1(c)(iii), the Sponsor’s designee) shall qualify as “independent” for the purposes of serving on the Audit Committee of the Board pursuant to the rules of the New York Stock Exchange and the Securities and Exchange Commission, as determined by the Board.]

(e) In the event that the Sponsor has designated fewer than the total number of designees the Sponsor is entitled to designate pursuant to Section 2.1(c), the Sponsor shall have the right, at any time, to designate such additional designees to which it is entitled, in which case the Company and the directors shall take all Necessary Action, to the fullest extent permitted by applicable law, to (x) enable the Sponsor to designate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board or otherwise, and (y) designate each such additional individual nominated by the Sponsor to fill such newly-created vacancies or to fill any other existing vacancies.

(f) So long as the Sponsor is entitled to designate one or more nominees pursuant to Section 2.1(c), the Sponsor shall have the right to request the removal of any Sponsor Director (with or without cause) nominated by the Sponsor, from time to time and at any time, from the Board, exercisable upon written notice to the Company, and the Company and the Sponsor shall take all Necessary Action to cause such removal.

(g) Nothing in this Section 2.1 shall be deemed to require any Party, or any Affiliate thereof, to act or be in violation of any applicable provision of law, regulation, legal duty or requirement or stock exchange or stock market rule of any national securities exchange upon which the Class A Shares are admitted to trading.

(h) Vacancies. If a vacancy is created on the Board at any time by the death, disability, resignation or removal (whether by the Sponsor or otherwise in accordance with this Agreement or the Company’s Certificate of Formation and LLCA) of a Sponsor Director, then the Sponsor shall be entitled to designate an individual to fill the vacancy so long as the total number of persons that will serve on the Board as Sponsor Directors designated by the Sponsor immediately following the filling of such vacancy will not exceed the total number of persons the Sponsor is entitled to designate pursuant to Section 2.1(c) on the date of such replacement designation. The Company and the Sponsor shall take all Necessary Action to cause such replacement Sponsor Director to become a member of the Board pursuant to this Section 2.1(h).

Section 2.2 Restrictions on Other Agreements. The Sponsor shall not, directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to its Common Shares if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or agreements are with holders of Common Shares that are not parties to this Agreement or otherwise).

ARTICLE III

TERMINATION

Section 3.1 Termination. This Agreement shall irrevocably terminate (a) at such time as the Sponsor is no longer entitled to designate a nominee to the Board pursuant to Section 2.1(c) hereof or (b) upon the delivery of a written notice by the Sponsor to the Company requesting that this Agreement irrevocably terminate. Upon a termination of this Agreement, there shall be no continuing liability or obligation on the part of the Sponsor or the Company; provided, however, that the termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for such Party’s breach of any terms of this Agreement occurring prior to such termination.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such party at the address set forth below (or such other address as shall be specified by like notice). Notices will be deemed to have been duly given hereunder if (a) personally delivered, when received, (b) sent by nationally recognized overnight courier, one business day after deposit with the nationally recognized overnight courier, (c) mailed by registered or certified mail, five business days after the date on which it is so mailed, and (d) sent by facsimile or electronic mail, on the date sent so long as such communication is transmitted before 5:00 p.m. in the time zone of the receiving party on a business day, otherwise, on the next business day.

(a)	If to the Company, to:

EagleRock Land, LLC

9655 Katy Freeway, Suite 375

Houston, Texas 77024

Attention: General Counsel

E-mail: bobby.hunt@erok.com

With a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention: Michael S. Telle; Scott D. Rubinsky

E-mail: mtelle@velaw.com; srubinsky@velaw.com

(b)	If to the Sponsor, to:

With a copy to (which shall not constitute notice):

Section 4.2 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

Section 4.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, between the Parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the Parties, any rights or remedies hereunder.

Section 4.5 Further Assurances. Each Party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other Party to give effect to and carry out the transactions contemplated herein.

Section 4.6 Governing Law; Equitable Remedies. THIS AGREEMENT AND ANY CLAIMS AND CAUSES OF ACTION HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the Parties. Each Party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.7 Consent to Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the Parties hereby irrevocably (a) submits to the exclusive jurisdiction of the Business Court in the Eleventh Business Court Division of the State of Texas and the United States District Court for the Southern District of Texas and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a Party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents, to the fullest extent permitted by law, to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to such Party’s address referred to in Section 4.1 hereof; provided, however, that nothing herein shall affect the right of any Party to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT,

TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 4.8 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the Parties, and (ii) in the case of a waiver, by the Party against whom the waiver is to be effective.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.9 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either Party without the prior written consent of the other Party, except that each Sponsor may assign all or a portion of its rights hereunder to a Permitted Transferee in connection with a transfer of the Common Shares Beneficially Owned by such Sponsor to such Permitted Transferee in compliance with the terms of this Agreement and the Registration Rights Agreement among the Company, the Sponsor and the other parties thereto dated as of even date herewith, provided that such Permitted Transferee executes a joinder agreement and becomes bound by the provisions of this Agreement, the Company’s Certificate of Formation, the LLCA and the Texas Business Organizations Code. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 4.10 Information. Upon the request of the Company, the Sponsor shall provide to the Company the number of Common Shares the Sponsor Beneficially Owns in the aggregate and the number of Common Shares Beneficially Owned by any Distributee.

Section 4.11 Designation of a Sponsor Representative. The Sponsor shall designate a sponsor representative (the “Sponsor Representative”) for the purposes of acting in the name and stead of the Sponsor in making any elections or designations permitted or required by this Agreement and acting on the Sponsor’s behalf under any other provision of this Agreement. As of the date hereof, the Sponsor Representative is    , provided that the Sponsor may change its Sponsor Representative by giving notice to the Company pursuant to Section 4.1.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY

EAGLEROCK LAND, LLC

By:
Name:
Title:

Signature Page to Shareholder’s Agreement

SPONSOR

By:
Name:
Title:

Signature Page to Shareholder’s Agreement